Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
February 3, 2015                                        & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2015 FIRST QUARTER RESULTS

•	Net sales increased 2 percent to $261.8 million.

•	Adjusted operating income increased 16 percent to $16.3 million.

•	Adjusted EBITDA increased 6 percent to $30.6 million.

•	Net loss per diluted share was $0.13, which includes pre-tax debt refinancing expenses of $31.3 million and $8.2 million for restructuring.

•	Adjusted net income per diluted share increased to $0.03 compared with $0.01.

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal first quarter ended December 31, 2014, net sales were $261.8 million, an improvement of 1.7 percent over the prior year. Operating income was $8.1 million compared with $14.0 million in the prior year, and adjusted operating income was $16.3 million compared with $14.1 million in the prior year, an increase of 15.6 percent. Net loss per diluted share was $0.13 compared with net income per diluted share of $0.01 in the prior year, and adjusted net income per diluted share increased to $0.03 from $0.01 in the prior year. Adjusted EBITDA increased to $30.6 million from $28.8 million in the prior year.

Reported earnings include $31.3 million of pre-tax expenses related to its debt refinancing and $8.2 million of pre-tax restructuring expenses, primarily related to the closure of a manufacturing facility in Canada. In November, the Company prepaid its long-term debt, entered into a new $500.0 million senior secured term loan maturing in 2021, and reduced its debt outstanding. The $31.3 million pre-tax expense includes the premium paid for the early extinguishment of debt and the write-off of associated deferred finance expenses.

“Mueller Co.’s adjusted operating income increased 10.0 percent primarily attributable to the approximately 11 percent increase in domestic shipments of valves and hydrants,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “This growth was due to solid demand from the municipal market, as well as from growth in some residential markets.
“Anvil’s net sales grew 5.1 percent, with growth across its end markets.
“During the quarter, we prepaid our long-term debt, entered into a new $500.0 million senior secured term loan maturing in 2021and reduced our debt outstanding, thereby lowering our interest rates and improving our financial flexibility. We expect these actions will result in annualized interest expense savings of approximately $22 million.
“We continue to believe consolidated results for the full year will improve year-over-year, due to expected growth in most of our key end markets, lower interest expense and the benefits of operating leverage.”

First Quarter Consolidated Results

Net sales for the 2015 first quarter increased $4.4 million, or 1.7 percent, to $261.8 million as compared with $257.4 million for the 2014 first quarter, due to higher shipment volumes and improved pricing, partially offset by unfavorable Canadian currency translation effects.

Adjusted operating income for the 2015 first quarter increased 15.6 percent to $16.3 million as compared with $14.1 million for the 2014 first quarter. This increase was due primarily to a higher margin product mix at Mueller Co. and improved sales pricing. As a percentage of net sales, selling, general and administrative expenses were 21.0 percent in 2015 compared with 20.6 percent in 2014.

First Quarter Segment Results

Mueller Co.

Net sales for the 2015 first quarter of $164.7 million were essentially flat as compared with $165.0 million for the 2014 first quarter. Higher domestic sales of valves and hydrants, and improved pricing were offset by lower shipment volumes of metering products and systems, lower exports and unfavorable Canadian currency translation effects.

Adjusted operating income for the 2015 first quarter improved 10.0 percent to $17.6 million as compared with $16.0 million for the 2014 first quarter. Adjusted operating margin for the 2015 first quarter improved 100 basis points to 10.7 percent as compared with 9.7 percent for the 2014 first quarter. The improvement was driven primarily by higher domestic shipments of valves and hydrants, and increased sales pricing.

Anvil

Net sales for the 2015 first quarter increased 5.1 percent to $97.1 million as compared with $92.4 million for the 2014 first quarter. The increase in net sales resulted primarily from higher shipment volumes and improved pricing.

Adjusted operating income for the 2015 first quarter was $7.2 million as compared with $7.3 million for the 2014 first quarter.

Interest Expense, Net

Interest expense, net for the 2015 first quarter declined $3.2 million to $9.4 million as compared with $12.6 million for the 2014 first quarter. The decline was due to lower interest rates and lower amounts of debt outstanding. During the 2015 first quarter, we prepaid all of our Senior Subordinated Notes and Senior Unsecured Notes, and entered into a $500.0 million term loan.

Income Taxes

For the 2015 first quarter, there was an income tax benefit of $12.4 million on a loss before income taxes of $32.6 million, or an effective income tax rate of 38.0 percent.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, restructuring, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 4, 2015 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-396-1242. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and the benefits of our recent debt refinancing, including potential annualized interest expense savings, which assumes that LIBOR remains at or below a certain floor and excludes the effect of interest rate risk management activities, if any. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2014	2014
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$45.1	$161.1
Receivables, net	138.8	182.1
Inventories	217.3	198.0
Deferred income taxes	35.6	38.6
Other current assets	53.1	44.1
Total current assets	489.9	623.9
Property, plant and equipment, net	143.4	146.3
Intangible assets	526.4	533.6
Other noncurrent assets	17.3	13.3
Total assets	$1,177.0	$1,317.1

Liabilities and equity:
Current portion of long-term debt	$6.1	$46.2
Accounts payable	76.7	116.0
Other current liabilities	59.5	82.2
Total current liabilities	142.3	244.4
Long-term debt	493.5	499.4
Deferred income taxes	142.3	150.4
Other noncurrent liabilities	74.5	71.3
Total liabilities	852.6	965.5

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 160,601,903 and 159,760,671 shares outstanding at December 31, 2014 and September 30, 2014, respectively	1.6	1.6
Additional paid-in capital	1,581.2	1,582.8
Accumulated deficit	(1,193.9)	(1,173.7)
Accumulated other comprehensive loss	(66.0)	(60.7)
Total Company stockholders’ equity	322.9	350.0
Noncontrolling interest	1.5	1.6
Total equity	324.4	351.6
Total liabilities and equity	$1,177.0	$1,317.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	December 31,
	2014	2013
	(in millions, except per share amounts)
Net sales	$261.8	$257.4
Cost of sales	190.5	190.3
Gross profit	71.3	67.1
Operating expenses:
Selling, general and administrative	55.0	53.0
Restructuring	8.2	0.1
Total operating expenses	63.2	53.1
Operating income	8.1	14.0
Interest expense, net	9.4	12.6
Loss on early extinguishment of debt	31.3	—
Income (loss) before income taxes	(32.6)	1.4
Income tax expense (benefit)	(12.4)	0.3
Net income (loss)	$(20.2)	$1.1

Net income (loss) per share:
Basic	$(0.13)	$0.01
Diluted	$(0.13)	$0.01

Weighted average shares outstanding:
Basic	160.1	158.5
Diluted	160.1	161.7

Dividends declared per share	$0.0175	$0.0175

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	December 31,
	2014	2013
	(in millions)
Operating activities:
Net income (loss)	$(20.2)	$1.1
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	7.0	6.8
Amortization	7.3	7.9
Loss on early extinguishment of debt	31.3	—
Stock-based compensation	1.9	2.4
Deferred income taxes	(4.0)	0.1
Retirement plans	0.1	0.4
Other, net	3.8	0.5
Changes in assets and liabilities, net of acquisitions:
Receivables	41.3	29.7
Inventories	(21.6)	(6.1)
Other assets	(0.7)	0.2
Liabilities	(73.3)	(46.8)
Net cash used in operating activities	(27.1)	(3.8)
Investing activities:
Capital expenditures	(7.2)	(7.5)
Proceeds from sales of assets	3.6	0.2
Other	0.3	—
Net cash used in investing activities	(3.3)	(7.3)
Financing activities:
Proceeds from issuance of debt	497.5	—
Repayments of debt	(570.2)	—
Payment of dividends	(2.8)	(2.8)
Proceeds from issuance of common stock	1.5	0.9
Payments of employee taxes related to stock-based compensation	(2.2)	(3.0)
Payments of deferred financing fees	(7.9)	—
Other	(0.2)	0.4
Net cash used in financing activities	(84.3)	(4.5)
Effect of currency exchange rate changes on cash	(1.3)	(1.2)
Net change in cash and cash equivalents	(116.0)	(16.8)
Cash and cash equivalents at beginning of period	161.1	123.6
Cash and cash equivalents at end of period	$45.1	$106.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended December 31, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$164.7	$97.1	$—	$261.8

Gross profit	$45.2	$26.1	$—	$71.3
Selling, general and administrative	27.6	18.9	8.5	55.0
Restructuring	8.1	—	0.1	8.2
Operating income (loss)	$9.5	$7.2	$(8.6)	8.1
Interest expense, net				9.4
Loss on early extinguishment of debt				31.3
Income tax benefit				(12.4)
Net loss				$(20.2)

Net loss per diluted share				$(0.13)

Capital expenditures	$4.6	$2.6	$—	$7.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$9.5	$7.2	$(8.6)	$8.1
Restructuring	8.1	—	0.1	8.2
Adjusted operating income (loss)	17.6	7.2	(8.5)	16.3
Depreciation and amortization	10.6	3.6	0.1	14.3
Adjusted EBITDA	$28.2	$10.8	$(8.4)	$30.6

Adjusted operating margin	10.7%	7.4%		6.2%
Adjusted EBITDA margin	17.1%	11.1%		11.7%

Adjusted net income:
Net loss				$(20.2)
Restructuring, net of tax				5.1
Loss on early extinguishment of debt, net of tax				19.6
Adjusted net income				$4.5
Adjusted net income per diluted share				$0.03

Free cash flow:
Net cash used in operating activities				$(27.1)
Capital expenditures				(7.2)
Free cash flow				$(34.3)

Net debt (end of period):
Current portion of long-term debt				$6.1
Long-term debt				493.5
Total debt				499.6
Less cash and cash equivalents				(45.1)
Net debt				$454.5

Adjusted EBITDA:
Current quarter				$30.6
Three prior quarters				155.1
Adjusted EBITDA				$185.7

Net debt leverage (net debt divided by adjusted EBITDA)				2.4x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended December 31, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$165.0	$92.4	$—	$257.4

Gross profit	$41.7	$25.4	$—	$67.1
Selling, general and administrative	25.7	18.1	9.2	53.0
Restructuring	0.1	—	—	0.1
Operating income (loss)	$15.9	$7.3	$(9.2)	14.0
Interest expense, net				12.6
Income tax expense				0.3
Net income				$1.1

Net income per diluted share				$0.01

Capital expenditures	$4.4	$3.1	$—	$7.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$15.9	$7.3	$(9.2)	$14.0
Restructuring	0.1	—	—	0.1
Adjusted operating income (loss)	16.0	7.3	(9.2)	14.1
Depreciation and amortization	11.1	3.5	0.1	14.7
Adjusted EBITDA	$27.1	$10.8	$(9.1)	$28.8

Adjusted operating margin	9.7%	7.9%		5.5%
Adjusted EBITDA margin	16.4%	11.7%		11.2%

Adjusted net income:
Adjusted net income				$1.1
Adjusted net income per diluted share				$0.01

Free cash flow:
Net cash used in operating activities				$(3.8)
Capital expenditures				(7.5)
Free cash flow				$(11.3)

Net debt (end of period):
Current portion of long-term debt				$1.2
Long-term debt				599.5
Total debt				600.7
Less cash and cash equivalents				(106.8)
Net debt				$493.9

Adjusted EBITDA:
Current quarter				$28.8
Three prior quarters				135.6
Adjusted EBITDA				$164.4

Net debt leverage (net debt divided by adjusted EBITDA)				3.0x